SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ] Preliminary Information Statement	[ ] Confidential, For Use of the Commission only (as permitted by Rule 14c-5(d)(2))
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CHINA FORESTRY INDUSTRY GROUP, INC.
(Name of Registrant as Specified in Its Charter)

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China Forestry Industry Group, Inc.
Jun Yue Hua Ting, Building A
3rd Floor, Unit -1
#58 Xin Hua Road
Guiyang, Guizhou Province 550002
People’s Republic of China

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about September 13, 2011 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of China Forestry Industry Group, Inc., a Nevada corporation (the “Company”), as of the close of business on August 31, 2011 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated August 31, 2011 (the “Written Consent”) of a stockholder owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to China Forestry Industry Group, Inc.

The Written Consent authorized and approved a Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”) to change our name to “Silvan Industries, Inc.” A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Chapter 78 of the Nevada Revised Statutes and our Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Yulu Bai
Yulu Bai
Chairman of the Board of Directors

GENERAL INFORMATION

This Information Statement is being first mailed on or about September 13, 2011 to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholder.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDER

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 30,000,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On August 31, 2011, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “Silvan Industries, Inc.” is in the best interest of our stockholders and will more accurately reflect our marketing and branding strategy for the Company and its products.

CONSENTING STOCKHOLDERS

On the Record Date, Ms. Ren Ping Tu, being the record holder of 20,500,000 shares of our Common Stock, constituting 68.33% of our issued and outstanding Common Stock, the sole class of our voting securities, consented in writing to the Certificate of Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

AMENDMENT OF OUR ARTICLES OF INCORPORATION

Our current Articles of Incorporation states that the name of the Company is “China Forestry Industry Group, Inc.” On August 31, 2011, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Articles of Incorporation to change our name to “Silvan Industries, Inc.” The Majority Stockholder approved the Certificate of Amendment pursuant to a Written Consent dated as of August 31, 2011. The proposed Certificate of Amendment is attached hereto as Appendix A.

The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

Our Board of Directors determined that the change of our name to “Silvan Industries, Inc.” is in the best interest of our stockholders and will more accurately reflect our marketing and branding strategy for the Company and its products.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of the Record Date (i) by each person who is known by us to beneficially own more than 5% of each class our voting stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Jun Yue Hua Ting, Building A, 3rd Floor, Unit -1, #58 Xin Hua Road, Guiyang, Guizhou Province 550002, People’s Republic of China.

			Amount and
			Nature of	Percent
			Beneficial	of
Name and Address of Beneficial Owner	Office, If Any	Title of Class	Ownership(1)	Class(2)
Officers and Directors
Yulu Bai(3)	Chairman and Chief Executive Officer	Common Stock	20,500,000	68.33%
Jiyong He	Chief Financial Officer	Common Stock	0	*
Fangping Peng	Chief Operating Officer	Common Stock	0	*
Dongsheng Tan	Chief Marketing Officer	Common Stock	0	*
Yudong Ji	Director	Common Stock	0	*
Yi Zeng	Director	Common Stock	0	*
All officers and directors as a group (6 persons named above)		Common Stock	20,500,000	68.33%
5% Security Holders
Ren Ping Tu(4)		Common Stock	20,500,000	68.33%
Horoy International Holdings Limited(5) Offshore Chambers P.O. Box 217 Apia, Samoa		Common Stock	2,000,000	6.67%
Goldenbridge Investment Holdings Limited(6) P.O.Box 3444 Road Town, Tortola British Virgin Islands		Common Stock	2,000,000	6.67%

__________________
* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our Common Stock. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)

A total of 30,000,000 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of the Record Date. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Includes 20,500,000 shares of our Common Stock held by Ms. Ren Ping Tu, Mr. Yulu Bai’s wife.

(4)	The shares held by Ms. Tu are subject to an option agreement, which gives Mr. Bai an option to acquire all of the shares of our Common Stock currently owned by Ms. Tu.

(5)	Lai Hoi Man and Ms. Chan See Ting are the directors of Horoy International Holdings Limited and have voting and investment power over the securities held by it.

(6)	Mr. Jiang Yu is the director of Goldenbridge Investment Holdings Limited and has voting and investment power over the securities held by it.

Changes in Control

On May 17, 2010, our Chairman and CEO, Mr. Yulu Bai, entered into an option agreement with Ms. Ren Ping Tu, his wife, pursuant to which Mr. Bai was granted an option to acquire all of the shares of our Common Stock currently owned by Ms. Tu for an exercise price of $2,500,000. Mr. Bai may exercise this option, in whole but not in part, during the period commencing on the 365th day following of the date of the option agreement and ending on the second anniversary of the date thereof. After Mr. Bai exercises this option, he will be our controlling stockholder. There are no other arrangements which if consummated may result in a change of control of our Company.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

We were organized under the laws of the State of Nevada on June 3, 2005 as Exotacar, Inc. On June 25, 2008, we changed our business focus towards the development of energy resources, and changed our name to Phoenix Energy Resource Corporation. From June 25, 2008 through to the date of our reverse acquisition, discussed below, we were a shell company with minimal operations.

On November 1, 2010, we completed a reverse acquisition transaction with China Bingwu Forestry Group Limited, a Hong Kong company (“Bingwu Forestry”), and Ms. Ren Ping Tu, its sole shareholder, pursuant to which we acquired 100% of the issued and outstanding capital stock of Bingwu Forestry in exchange for 20,500,000 shares of our Common Stock, which constituted 68.33% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Bingwu Forestry became our wholly-owned subsidiary and Ms. Tu became our controlling stockholder.

Upon closing of the reverse acquisition, on November 1, 2010, Mr. Rene Soullier, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held, effective immediately, and from his position as our director that became effective on November 28, 2010, the tenth day following our mailing of an information statement complying with the requirements of Section 14f-1 of the Exchange Act to our stockholders. On the same date, our board of directors increased its size from one to three members and appointed Messrs. Yulu Bai, Yudong Ji and Yi Zeng to fill the vacancies created by such increase and Mr. Soullier’s resignation. Mr. Bai’s appointment became effective upon closing of the reverse acquisition on November 1, 2010, while the remaining appointments became effective on November 28, 2010. In addition, our executive officers were replaced by the Bingwu Forestry executive officers upon the closing of the reverse acquisition.

As a result of the reverse acquisition of Bingwu Forestry, we assumed the business operations and strategy of Bingwu Forestry and its Chinese operating subsidiaries and entered into a new business, namely, the manufacture and sale of laminate flooring, industrial fiber boards and related flooring products to residential and commercial customers in China.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Appendix A

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

China Forestry Industry Group, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I is hereby amended to read as follows:

"The name of the corporation is Silvan Industries, Inc. (hereinafter, the 'Corporation')."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 68.33%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ____________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09